Exhibit 99.1

Date: July 31, 2015	Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contacts:
Joanne Fairechio
732-378-4967
jfairechio@njresources.com
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2015 THIRD-QUARTER RESULTS;

INCREASES FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE

WALL, N.J. – New Jersey Resources (NYSE: NJR) today reported fiscal 2015 year-to-date net financial earnings (NFE) of $156.7 million, or $1.84 per share, and increased NFE guidance for fiscal 2015.

“Last year, NJR Energy Services delivered record performance driven by the market volatility created by the extreme winter weather,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “In fiscal 2015, market conditions, combined with the skill of our team, have created opportunities for NJRES to achieve better-than-expected results, which is the primary driver behind our ability to increase earnings guidance for the third time this year.”

A reconciliation of net income to NFE for the third quarter and first nine months of fiscal years 2015 and 2014 is provided below.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2015	2014	2015	2014
Net (loss) income	$(7,460)	$(14,274)	$176,763	$166,390
Add:
Consolidated unrealized loss (gain) on derivative instruments	1,188	(6,585)	(19,010)	45,811
Effects of economic hedging related to natural gas inventory	16,464	38,139	(15,751)	(3,409)
Tax adjustments	(7,715)	(12,766)	14,727	(12,497)
Net financial earnings	$2,477	$4,514	$156,729	$196,295

Weighted Average Shares Outstanding
Basic	85,449	84,234	85,110	84,144
Diluted	85,449	84,234	86,128	84,912

Basic (loss) earnings per share	$(0.09)	$(0.17)	$2.08	$1.98
Basic net financial earnings per share	$0.03	$0.05	$1.84	$2.33

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2015 THIRD-QUARTER RESULTS;

INCREASES FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE

NFE is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments, net of applicable tax adjustments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

▪	NJR Reports Net Financial Earnings

Fiscal 2015 year-to-date NFE at NJR totaled $156.7 million, or $1.84 per share, compared with $196.3 million, or $2.33 per share, during the first nine months of fiscal 2014. For the three-month period ended June 30, 2015, NFE were $2.5 million, or $0.03 per share, compared with $4.5 million, or $0.05 per share, during the same period last year.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2015	2014	2015	2014
Net financial earnings (loss)
New Jersey Natural Gas	$7,172	$4,882	$83,952	$79,564
NJR Energy Services	(5,270)	(8,628)	47,482	90,153
NJR Clean Energy Ventures	(3,792)	3,865	18,226	20,286
NJR Midstream	2,487	1,896	7,211	5,584
NJR Home Services and Other	1,909	2,485	(42)	708
Sub-total	2,506	4,500	156,829	196,295
Eliminations	(29)	14	(100)	—
Total	$2,477	$4,514	$156,729	$196,295

Year-to-date NFE were driven by better-than-expected performance at NJR Energy Services (NJRES), the company’s wholesale provider of physical natural gas services; continued growth at NJR’s regulated utility, New Jersey Natural Gas (NJNG); increased infrastructure investment at NJR Clean Energy Ventures (NJRCEV), NJR’s unregulated distributed power subsidiary; and improved results at NJR Midstream, NJR’s natural gas midstream assets segment.

▪	NJR Increases Fiscal 2015 Net Financial Earnings Guidance for the Third Time this Year

NJR announced an increase in fiscal 2015 NFE guidance to a range of $1.70 to $1.80 per basic share, from the previously announced range of $1.65 to $1.75 per basic share, subject to the risks and uncertainties identified below under “Forward-Looking Statements.”

NJR expects NJNG to be the largest contributor to fiscal 2015 NFE. Steady growth at NJNG continues to be supported by customer growth in both the new construction and conversion markets, regulatory initiatives that earn current returns, as well as its Basic Gas Supply Service (BGSS) incentive programs.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2015 THIRD-QUARTER RESULTS;

INCREASES FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE

The following chart represents the NFE contributions NJR currently expects from its businesses in fiscal 2015:

Company	Expected Fiscal 2015 Net Financial Earnings Contribution
New Jersey Natural Gas	50 to 60 percent
NJR Midstream	5 to 10 percent
Total Regulated	55 to 70 percent
NJR Energy Services	20 to 30 percent
NJR Clean Energy Ventures	10 to 20 percent
NJR Home Services	1 to 5 percent

▪	NJR Reaffirms Long-term Net Financial Earnings and Dividend Growth Rate Goals

NJR’s average annual long-term NFE-per-share growth rate goal is 5 to 9 percent. In addition, the company’s annual dividend growth rate goal is a range of 6 to 8 percent and its long-term payout ratio goal is 60 to 65 percent. NJR continues to expect between 65 and 80 percent of its long-term NFE will be generated by its regulated businesses, NJNG and NJR Midstream.

The chart below represents NJR’s projected long-term NFE contributions from its businesses beyond fiscal 2015:

Company	Expected Net Financial Earnings Contribution Beyond Fiscal 2015
New Jersey Natural Gas	60 to 70 percent
NJR Midstream	5 to 10 percent
Total Regulated	65 to 80 percent
NJR Energy Services	5 to 15 percent
NJR Clean Energy Ventures	10 to 20 percent
NJR Home Services	2 to 5 percent

▪	Steady Growth at New Jersey Natural Gas

Fiscal 2015 year-to-date NFE at NJNG were $84 million, compared with $79.6 million for the first nine months of fiscal 2014. For the three-month period ended June 30, 2015, NFE were $7.2 million, compared with $4.9 million during the same period last year. These increases were due primarily to higher utility gross margin from customer additions, BGSS incentive programs and regulatory initiatives, such as The SAVEGREEN Project®.

During the first nine months of fiscal 2015, NJNG added 5,750 new customers, compared with 5,151 in the same period last year, a 12 percent increase. Of these customers, 2,793 were new construction, compared with 2,463 in the same period last year. Additionally, in the first nine months of fiscal 2015, a total of 567 existing non-heat customers converted to natural gas heat, compared with 437 in the same period last year. NJNG anticipates these new and conversion customers will contribute $3.4 million annually to utility gross margin, an 11 percent increase over the same period last year.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2015 THIRD-QUARTER RESULTS;

INCREASES FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE

NJNG currently expects to add a total of approximately 7,800 new customers during fiscal 2015, representing a new customer annual growth rate of 1.6 percent. These new customers and conversions should contribute approximately $4.3 million annually to utility gross margin. For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

“With our attractive service area demographics, new customer additions remain strong,” Downes said. “In fact, Ocean County has accounted for nearly 50 percent of our total growth this fiscal year. We expect residential new construction and conversions, with the oil market driving new customer conversions, to continue to provide growth opportunities year over year.”

▪	The SAVEGREEN Project® Extension Approved

In July 2015, the New Jersey Board of Public Utilities (BPU) approved a two-year continuation of NJNG’s energy-efficiency program, The SAVEGREEN Project, through July 31, 2017.

In the first nine months of fiscal 2015, SAVEGREEN invested $19.2 million in grants, incentives and the On-Bill Repayment Program (OBRP). During the same period, SAVEGREEN performed 3,519 home energy assessments to identify additional energy-efficiency opportunities and whole-house improvements, and a total of 1,438 customers took advantage of the OBRP.

Since its inception in 2009, SAVEGREEN grants, incentives and OBRP loans, totaling $110.7 million, have helped 38,075 customers reduce energy consumption and lower their bills, supporting the state’s environmental goals and its mandate to reduce energy costs for residents.

Under the newly approved structure, NJNG is authorized to invest a total $75.2 million in SAVEGREEN grants, financial incentives and the OBRP through July 31, 2017. Effective August 1, 2015, NJNG is authorized to earn an overall return on its SAVEGREEN investments, ranging from 6.69 to 7.76 percent, with a return on equity (ROE) ranging from 9.75 to 10.3 percent, and a recovery period from two to 10 years, depending on the type of energy-efficiency investment.

▪	Regulated Infrastructure Update

In the first nine months of fiscal 2015, NJNG invested $22.3 million in its Safety Acceleration and Facilities Enhancement (SAFE) program, a planned additional $130 million, four-year infrastructure investment. Through SAFE, NJNG will replace 276 miles of its distribution main to further ensure the safety, reliability and integrity of its natural gas delivery system. This will include the replacement of all of NJNG’s cast iron main and approximately 50 percent of its unprotected bare steel distribution main, along with the associated services. SAFE investments will earn a weighted average cost of capital of 6.9 percent, including a 9.75 percent ROE.

Also, NJNG invested $1.9 million fiscal year-to-date in its Reinvestment in System Enhancement (NJ RISE) program, a five-year, $102.5 million investment in six capital projects, is designed to improve NJNG’s service disruption response and strengthen the overall safety, reliability and integrity of its natural gas distribution and transmission systems. These system enhancements are designed to help diminish the impact of future major weather events and align directly with the state’s directive for

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2015 THIRD-QUARTER RESULTS;

INCREASES FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE

improved energy resiliency and preparedness. NJ RISE investments through July 31, 2015 will earn a weighted average cost of capital of 6.74 percent, including a 9.75 percent ROE.

NJ RISE investments scheduled to be in-service through July 31, 2015 were included in a May 2015 filing before the BPU, with proposed recovery through an adjustment to base rates anticipated to be effective on November 1, 2015. Cost recovery for NJ RISE investments after July 31, 2015, as well as additional SAFE investments, will be addressed in NJNG’s base rate case, which will be filed no later than November 15, 2015.

NJNG continues site preparation, as well as the fabrication and installation of system components, for its Liquefied Natural Gas (LNG) plant in Howell, New Jersey. This new facility will enable the company to liquefy pipeline natural gas for peak-day use, ensure system integrity and reliability and reduce LNG transportation and capacity costs. This $35.7 million investment in liquefaction and other plant upgrades, which will benefit customers by reducing BGSS costs and create additional value for shareowners, is expected to be operational in spring 2016.

The Southern Reliability Link (SRL) project, a 30-mile, 30-inch transmission main to support system reliability and integrity, representing an investment of $130 million to $160 million, continues to move forward. On June 5, 2015, NJNG filed amended petitions with the BPU seeking (1) approval to construct and operate and (2) a determination that the SRL is reasonably necessary for the service, convenience and welfare of the public, as well as to find that certain ordinances, permits and regulations have no application to the project. The amended petitions reflect a practicable alternative to the route through Upper Freehold Township requested by the municipality, evaluated by NJNG and deemed acceptable.

▪	Improved Year-to-Date Results of NJNG’s Basic Gas Supply Service Incentive Programs Add Customer and Shareowner Value

During the first nine months of fiscal 2015, NJNG’s gross margin-sharing BGSS incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management programs, contributed $13.1 million to utility gross margin, compared with $10.4 million for the same period last year. For the three-month period ended June 30, 2015, these incentives contributed $5.8 million to utility gross margin, compared with $5.9 million in the third quarter of fiscal 2014. The improved results during the first nine months were due primarily to higher gross margin in the capacity release program.

NJNG shares the gross margin earned from these incentive programs with customers and shareowners, according to a gross margin-sharing formula authorized by the BPU and in place through October 31, 2015. On March 27, 2015, NJNG filed with the BPU to continue the BGSS incentive programs under the current framework. Since inception in 1992, these incentive programs have saved customers nearly $778 million and provided shareowners $1.31 per share, an average of $0.05 per share annually.

▪	Strong Performance at NJR Energy Services Drives Better-than-Expected Results

NJRES, the company’s wholesale provider of physical natural gas services, reported fiscal 2015 year-to-date NFE of $47.5 million, compared with $90.2 million in the first nine months of fiscal 2014. For the three-month period ended June 30, 2015, NJRES recorded a net financial loss of $5.3 million, compared with a net financial loss of $8.6 million in the same period last year.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2015 THIRD-QUARTER RESULTS;

INCREASES FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE

“Originally, NJRES was projected to generate between 5 and 15 percent of our total NFE,” Downes said. “We now expect the business to contribute between 20 and 30 percent of our higher-than-expected NFE as cold winter weather, has again, created increased demand and volatility in the short-term wholesale natural gas market.”

NJRES has a portfolio of storage and pipeline capacity assets that complement the changing dynamics in the natural gas industry and position the company to serve the growing market for physical natural gas services, including producer services. NJRES’ asset portfolio currently consists of approximately 40 Bcf of firm storage contracts and 1.42 Bcf/day of firm transportation contracts.

▪	With the Completion of Two More Commercial Solar Installations, NJR Clean Energy Ventures Now Has Over 100 MW in New Jersey

Fiscal 2015 year-to-date NFE at NJRCEV were $18.2 million, compared with $20.3 million in the first nine months of fiscal 2014. For the three-month period ended June 30, 2015, NJRCEV reported a net financial loss of $3.8 million, compared with NFE of $3.9 million in the same period last year. The lower results are due primarily to a gain of $9.9 million related to the receipt of a one-time credit support payment related to a change in ownership at the site of one of NJRCEV’s commercial solar projects in fiscal 2014, which did not reoccur.

During the first nine months of fiscal 2015, NJRCEV placed into service $53.2 million of ground-mounted commercial solar systems in New Jersey, totaling 20.5 megawatts (MW). During the quarter, NJRCEV placed into service a $10.3 million, 3.9 MW grid-connected system in Harmony, New Jersey and a $1.4 million, 0.4 MW net-metered system at the Franklin Township Board of Education in Hunterdon County. With the completion of these two projects, NJRCEV now has 108 MW of commercial and residential solar in the state. Currently, a 6 MW grid-connected system is under construction in North Hanover, representing an approximate investment of $15.5 million. This system is expected to be placed into service in the fourth quarter of fiscal 2015.

During the third quarter, NJRCEV’s residential solar portfolio grew to over 32 MW. The Sunlight Advantage®, NJRCEV’s residential solar lease program, added 468 customers, totaling 4.5 MW, during the first nine months of fiscal 2015. This brings the total number of customers to over 3,600 since the program’s inception. The Sunlight Advantage provides savings to eligible homeowners through both roof- and ground-mounted solar systems with no upfront installation or maintenance costs. NJRCEV currently expects to invest approximately $28 million in residential solar systems in fiscal 2015.

NJR’s effective tax rate is significantly impacted by the amount of investment tax credits that are forecasted to be earned during the fiscal year. GAAP requires NJR to estimate its annual effective tax rate and use this rate to calculate its year-to-date tax provision. Based on projects completed in the first nine months of fiscal 2015, and NJRCEV’s forecast of projects to be completed for the balance of the fiscal year, NJR’s estimated annual effective tax rate is 24.3 percent. Accordingly, $24 million related to tax credits, net of deferred taxes, were recognized in the first nine months of fiscal 2015, compared with $17.8 million, net of deferred taxes, in the same period last year.

For NFE purposes, the effective tax rate for fiscal 2015 is estimated at 21.1 percent and $25.7 million of tax credits, net of deferred taxes, were recognized in the first nine months of fiscal 2015, compared with $20.9 million, net of deferred taxes, last year. For further discussion of this tax adjustment and

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2015 THIRD-QUARTER RESULTS;

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reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

The estimated effective tax rate is based on information and assumptions that are subject to change, and may have a material impact on quarterly and annual NFE. Factors considered by management in estimating completion of projects during the fiscal year include, but are not limited to, board of directors’ approval, regulatory approval, execution of various contracts, including power purchase agreements, construction logistics, permitting and interconnection completion. See the “Forward-Looking Statements” section of this news release for further information regarding the inherent risks associated with solar investments.

▪	Construction Continues on NJR Clean Energy Ventures’ Alexander Wind Farm Project

Construction continues on NJRCEV’s third onshore wind project, the Alexander Wind Farm, located on 7,000 acres of land in Rush County, Kansas, approximately 120 miles northwest of Wichita. NJRCEV will invest approximately $85 million to construct, own and operate the wind farm with a total capacity of 48.3 MW. Energy and renewable attributes produced at the Alexander Wind Farm will be sold under two separate long-term agreements. The Kansas City Board of Public Utilities has signed a 20-year PPA for approximately 50 percent of the energy. Yahoo! Inc., the global Internet corporation headquartered in Sunnyvale, CA, has signed a 15-year agreement to offset much of its energy usage in the Great Plains region. NJRCEV expects the Alexander Wind Farm to also qualify for federal PTCs, which will be utilized by NJR. NJRCEV expects this project to be placed in service in winter 2015.

▪	NJR Clean Energy Ventures Long-Term Outlook

Over the next three years, NJRCEV expects a declining percentage of its NFE to come from the investment tax credits (ITCs) associated with solar investments. Looking out through fiscal 2017, the company anticipates that it will benefit from higher Solar Renewable Energy Certificate (SREC) revenue and a diversified distributed power portfolio of small- to mid-sized onshore wind projects, supported by long-term power purchase agreements and financial hedges, thereby reducing its reliance on ITCs.

▪	NJR Midstream Reports Solid Results

NJR’s midstream asset segment, NJR Midstream, consists of Federal Energy Regulatory Commission (FERC)-regulated investments. NJR Midstream’s completed investments include a 50 percent equity ownership in Steckman Ridge, a 12 Bcf natural gas storage facility in southwestern Pennsylvania jointly owned with Spectra Energy, and a 5.53 percent equity investment in Iroquois Pipeline, which delivers natural gas to the New England and New York markets.

In fiscal 2014, NJR announced its participation in the PennEast Pipeline, with a 20 percent ownership in the project. This 115-mile pipeline is designed to bring lower cost natural gas produced in the Marcellus Shale region to homes and businesses in Pennsylvania and New Jersey, and provide greater system reliability for local utilities. PennEast expects to file a formal application with FERC in the fourth quarter of fiscal 2015 and anticipates construction to begin in spring 2017, with a currently estimated in-service date of November 2017.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2015 THIRD-QUARTER RESULTS;

INCREASES FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE

NJR Midstream reported year-to-date NFE of $7.2 million, compared with $5.6 million in the same period last year. For the three-month period ended June 30, 2015, NFE were $2.5 million, compared with $1.9 million in the third fiscal quarter of 2014. The increases were due primarily to higher revenue at Steckman Ridge.

▪	NJR Home Services Update

In the first nine months of fiscal 2015, NJR Home Services (NJRHS), the company’s unregulated retail and appliance service subsidiary, reported a net financial loss of $254,000, compared with NFE of $283,000 in the same period last year. In the three-month period ended June 30, 2015, NJRHS generated NFE of $1.9 million, compared with $2.0 million in the third quarter of fiscal 2014. The lower three-month and year-to-date results were due primarily to a decrease in heating equipment sales and installations. For fiscal year 2015, NJRHS targets an NFE contribution of between 1 to 5 percent of the NJR total.

NJRHS offers home energy solutions for customer comfort, including equipment sales and installations, solar lease and purchase plans and an expanded service contract product line, including electric, plumbing and standby generator contracts. NJRHS’ expanded service territory now includes Monmouth, Ocean, Middlesex, Morris, Sussex, Warren and Hunterdon counties in New Jersey. Currently, NJRHS serves approximately 117,000 service contract customers.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 9 a.m. ET. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this release includes, but is not limited to, certain statements regarding NJR’s NFE for fiscal 2015, forecasted contribution of business segments to fiscal 2015 NFE, NJR’s long-term NFE and dividend growth goals, NJR’s future dividend payout ratio, expected contribution by NJNG’s new customers to utility gross margin, expected number of new customers of NJNG, SREC prices, estimated capital expenditures in fiscal 2015 and beyond by NJNG, including those related to SAVEGREEN, SAFE and NJ RISE, planned compressed natural gas fueling stations, the liquefaction and SRL projects, the long-term outlook for NJRCEV, diversification of NJRCEV’s strategy, NJRCEV’s future solar and wind projects and the PennEast Pipeline.

The factors that could cause actual results to differ materially from NJR’s expectations include, but are

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2015 THIRD-QUARTER RESULTS;

INCREASES FISCAL 2015 NET FINANCIAL EARNINGS GUIDANCE

not limited to, weather and economic conditions; demographic changes in the NJNG service territory and their effect on NJNG’s customer growth; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s BGSS incentive programs, NJRES’ operations and on the company’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the company; the impact of volatility in the credit markets; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and post-employment benefit plans as a result of downturns in the financial markets and changes in accounting standards, a lower discount rate, revised actuarial assumptions and impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties and liquidity in the wholesale energy trading market; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with the management of the company’s joint ventures and partnerships; risks associated with our investments in renewable energy projects, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects and NJR’s eligibility for ITCs and PTCs, the future market for SRECs and operational risks related to projects in service; timing of qualifying for ITCs due to delays or failures to complete planned solar energy projects and the resulting effect on our effective tax rate and earnings; regulatory approval of NJNG’s planned infrastructure programs; the level and rate at which NJNG’s costs and expenses (including those related to restoration efforts resulting from Superstorm Sandy) are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce, including a work stoppage; the regulatory and pricing policies of federal and state regulatory agencies; the possible expiration of NJNG’s BGSS incentive programs and The SAVEGREEN Project, the costs of compliance with the proposed regulatory framework for over-the-counter derivatives; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; risks related to cyber-attack of failure of information technology systems; and the impact of natural disasters, terrorist activities, and other extreme events on our operations and customers, including any impacts to utility gross margin, and restoration costs resulting from Superstorm Sandy. The aforementioned factors are detailed in the “Risk Factors” sections of our Annual Report on Form 10-K filed on November 25, 2014, as filed with the Securities and Exchange Commission (SEC), which is available on the SEC’s website at sec.gov. Information included in this release is representative as of today only, and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information

This press release includes the non-GAAP measures NFE (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2015 THIRD-QUARTER RESULTS;

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measures calculated and reported in accordance with GAAP can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJRCEV, as such adjustment is related to tax credits generated by NJRCEV.

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Natural gas costs, sales and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2014 Form 10-K, Item 7 and most recent Form 10-Q, Part I, Item 2.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and clean energy services, including transportation, distribution and asset management. With annual revenues in excess of $3 billion, NJR is comprised of five primary businesses:

•	New Jersey Natural Gas is NJR’s principal subsidiary that operates and maintains over 7,000 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris and Middlesex counties.

•	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services to its customers across North America.

•	NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity of over 130 megawatts, providing residential and commercial customers with low-carbon solutions.

•	NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its equity ownership in a natural gas storage facility and a transportation pipeline, both of which are Federal Energy Regulatory Commission, or FERC-regulated investments.

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NEW JERSEY RESOURCES ANNOUNCES FISCAL 2015 THIRD-QUARTER RESULTS;

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•	NJR Home Services provides heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to residential homes and businesses throughout New Jersey and serves approximately 117,000 service contract customers.

NJR and its more than 950 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

Visit www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.
Download our free NJR investor relations app for iPad, iPhone and Android.

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RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

NEW JERSEY RESOURCES

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2015	2014	2015	2014
A reconciliation of Net income at NJR to Net financial earnings, is as follows:

Net (loss) income	$(7,460)	$(14,274)	$176,763	$166,390
Add:
Consolidated unrealized loss (gain) on derivative instruments	1,188	(6,585)	(19,010)	45,811
Effects of economic hedging related to natural gas inventory	16,464	38,139	(15,751)	(3,409)
Tax adjustments	(7,715)	(12,766)	14,727	(12,497)
Net financial earnings	$2,477	$4,514	$156,729	$196,295

Weighted Average Shares Outstanding
Basic	85,449	84,234	85,110	84,144
Diluted	85,449	84,234	86,128	84,912

Basic net financial earnings per share	$0.03	$0.05	$1.84	$2.33

NJR ENERGY SERVICES

The following table is a computation of Financial margin at Energy Services:

Operating revenues	$321,775	$560,633	$1,607,667	$2,439,926
Less: Gas purchases	343,883	599,773	1,483,325	2,311,718
Add:
Unrealized loss (gain) on derivative instruments and related transactions	793	(7,101)	(18,988)	46,357
Effects of economic hedging related to natural gas inventory	16,464	38,139	(15,751)	(3,409)
Financial margin	$(4,851)	$(8,102)	$89,603	$171,156

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to Financial margin is as follows:

Operating (loss) income	$(26,438)	$(44,554)	$109,779	$101,045
Add:
Operation and maintenance expense	4,104	5,033	13,435	25,992
Depreciation and amortization	23	15	68	40
Other taxes	203	366	1,060	1,131
Subtotal – Gross margin	(22,108)	(39,140)	124,342	128,208
Add:
Unrealized loss (gain) on derivative instruments and related transactions	793	(7,101)	(18,988)	46,357
Effects of economic hedging related to natural gas inventory	16,464	38,139	(15,751)	(3,409)
Financial margin	$(4,851)	$(8,102)	$89,603	$171,156

A reconciliation of Energy Services Net income to Net financial earnings, is as follows:

Net (loss) income	$(16,439)	$(28,254)	$69,191	$62,996
Add:
Unrealized loss (gain) on derivative instruments and related transactions	793	(7,101)	(18,988)	46,357
Effects of economic hedging related to natural gas inventory	16,464	38,139	(15,751)	(3,409)
Tax adjustments	(6,088)	(11,412)	13,030	(15,791)
Net financial (loss) earnings	$(5,270)	$(8,628)	$47,482	$90,153

NJR CLEAN ENERGY VENTURES

A reconciliation of Clean Energy Ventures Net income to Net financial earnings, is as follows:

Net (loss) income	$(2,308)	$5,029	$16,539	$17,193
Add:
Tax adjustments	(1,484)	(1,164)	1,687	3,093
Net financial (loss) earnings	$(3,792)	$3,865	$18,226	$20,286

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NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands, except per share data)	2015	2014	2015	2014
OPERATING REVENUES
Utility	$116,307	$111,383	$699,737	$739,380
Nonutility	342,160	576,874	1,595,944	2,406,851
Total operating revenues	458,467	688,257	2,295,681	3,146,231
OPERATING EXPENSES
Gas purchases
Utility	41,562	37,875	255,106	293,812
Nonutility	342,105	598,043	1,477,649	2,306,315
Related parties	3,102	3,158	9,490	9,497
Operation and maintenance	48,598	45,995	146,135	149,291
Regulatory rider expenses	8,516	9,337	72,671	67,380
Depreciation and amortization	15,574	13,620	45,164	39,014
Energy and other taxes	8,319	9,437	47,272	50,894
Total operating expenses	467,776	717,465	2,053,487	2,916,203
OPERATING (LOSS) INCOME	(9,309)	(29,208)	242,194	230,028
Other income, net	1,491	10,952	2,518	12,791
Interest expense, net	7,327	6,507	21,005	19,108
(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(15,145)	(24,763)	223,707	223,711
Income tax (benefit) provision	(4,318)	(7,808)	56,693	65,377
Equity in earnings of affiliates	3,367	2,681	9,749	8,056
NET (LOSS) INCOME	$(7,460)	$(14,274)	$176,763	$166,390

(LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.09)	$(0.17)	$2.08	$1.98
Diluted	$(0.09)	$(0.17)	$2.05	$1.96

DIVIDENDS DECLARED PER COMMON SHARE	$.23	$.21	$.68	$.63

AVERAGE SHARES OUTSTANDING
Basic	85,449	84,234	85,110	84,144
Diluted	85,449	84,234	86,128	84,912

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NEW JERSEY RESOURCES

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2015	2014	2015	2014
Operating Revenues
Natural Gas Distribution	$116,307	$111,383	$699,737	$739,380
Energy Services	321,775	560,633	1,607,667	2,439,926
Clean Energy Ventures	7,861	3,155	18,164	8,007
Midstream	—	—	—	—
Home Services and Other	14,592	13,798	32,190	31,896
Sub-total	460,535	688,969	2,357,758	3,219,209
Eliminations	(2,068)	(712)	(62,077)	(72,978)
Total	$458,467	$688,257	$2,295,681	$3,146,231

Operating (Loss) Income
Natural Gas Distribution	$14,567	$13,045	$136,080	$132,400
Energy Services	(26,438)	(44,554)	109,779	101,045
Clean Energy Ventures	(709)	(2,203)	(5,577)	(7,176)
Midstream	(125)	(202)	(467)	(721)
Home Services and Other	2,679	4,136	(1,129)	689
Sub-total	(10,026)	(29,778)	238,686	226,237
Eliminations	717	570	3,508	3,791
Total	$(9,309)	$(29,208)	$242,194	$230,028

Equity in Earnings of Affiliates
Midstream	$4,266	$3,511	$12,622	$10,594
Eliminations	(899)	(830)	(2,873)	(2,538)
Total	$3,367	$2,681	$9,749	$8,056

Net income (loss)
Natural Gas Distribution	$7,172	$4,882	$83,952	$79,564
Energy Services	(16,439)	(28,254)	69,191	62,996
Clean Energy Ventures	(2,308)	5,029	16,539	17,193
Midstream	2,487	1,896	7,211	5,584
Home Services and Other	1,909	2,485	(42)	708
Sub-total	(7,179)	(13,962)	176,851	166,045
Eliminations	(281)	(312)	(88)	345
Total	$(7,460)	$(14,274)	$176,763	$166,390

Net financial earnings (loss)
Natural Gas Distribution	$7,172	$4,882	$83,952	$79,564
Energy Services	(5,270)	(8,628)	47,482	90,153
Clean Energy Ventures	(3,792)	3,865	18,226	20,286
Midstream	2,487	1,896	7,211	5,584
Home Services and Other	1,909	2,485	(42)	708
Sub-total	2,506	4,500	156,829	196,295
Eliminations	(29)	14	(100)	—
Total	$2,477	$4,514	$156,729	$196,295

Throughput (Bcf)
NJNG, Core Customers	22.8	11.6	94.9	70.1
NJNG, Off System/Capacity Management	55.7	53.8	164.8	124.0
NJRES Fuel Mgmt. and Wholesale Sales	133.1	127.0	491.5	469.1
Total	211.6	192.4	751.2	663.2

Common Stock Data
Yield at June 30	3.3%	1.5%	3.3%	1.5%
Market Price
High	$32.05	$28.84	$33.73	$28.84
Low	$26.77	$23.85	$24.65	$21.27
Close at June 30	$27.55	$28.58	$27.55	$28.58
Shares Out. at June 30	85,401	84,335	85,401	84,335
Market Cap. at June 30	$2,352,801	$2,410,298	$2,352,801	$2,410,298

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NATURAL GAS DISTRIBUTION

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer & weather data)	2015	2014	2015	2014
Utility Gross Margin
Operating revenues	$116,307	$111,383	$699,737	$739,380
Less:
Gas purchases	45,190	40,373	323,320	373,982
Energy and other taxes	5,754	6,404	39,207	43,330
Regulatory rider expense	8,516	9,337	72,671	67,380
Total Utility Gross Margin	$56,847	$55,269	$264,539	$254,688

Utility Gross Margin, Operating Income and Net Income
Residential	$30,787	$29,336	$160,540	$152,934
Commercial, Industrial & Other	8,476	8,532	41,202	38,960
Firm Transportation	10,932	11,356	47,966	52,029
Total Firm Margin	50,195	49,224	249,708	243,923
Interruptible	842	190	1,751	411
Total System Margin	51,037	49,414	251,459	244,334
Off System/Capacity Management/FRM/Storage Incentive	5,810	5,855	13,080	10,354
Total Utility Gross Margin	56,847	55,269	264,539	254,688
Operation and maintenance expense	30,323	30,466	92,941	88,417
Depreciation and amortization	10,810	10,567	32,002	30,374
Other taxes not reflected in gross margin	1,147	1,191	3,516	3,497
Operating Income	$14,567	$13,045	$136,080	$132,400

Net Income	$7,172	$4,882	$83,952	$79,564

Throughput (Bcf)
Residential	5.3	5.3	43.1	40.3
Commercial, Industrial & Other	1.1	1.0	9.0	7.6
Firm Transportation	12.8	2.6	34.8	16.2
Total Firm Throughput	19.2	8.9	86.9	64.1
Interruptible	3.6	2.7	8.0	6.0
Total System Throughput	22.8	11.6	94.9	70.1
Off System/Capacity Management	55.7	53.8	164.8	124.0
Total Throughput	78.5	65.4	259.7	194.1

Customers
Residential	436,395	418,792	436,395	418,792
Commercial, Industrial & Other	26,204	25,108	26,204	25,108
Firm Transportation	49,360	59,796	49,360	59,796
Total Firm Customers	511,959	503,696	511,959	503,696
Interruptible	33	37	33	37
Total System Customers	511,992	503,733	511,992	503,733
Off System/Capacity Management*	30	28	30	28
Total Customers	512,022	503,761	512,022	503,761
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	401	489	5,013	5,050
Normal	511	511	4,597	4,600
Percent of Normal	78.5%	95.7%	109.0%	109.8%

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ENERGY SERVICES
(Unaudited)	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands, except customer, SREC and megawatt)	2015	2014	2015	2014
Operating Income
Operating revenues	$321,775	$560,633	$1,607,667	$2,439,926
Gas purchases	343,883	599,773	1,483,325	2,311,718
Gross Margin	(22,108)	(39,140)	124,342	128,208
Operation and maintenance expense	4,104	5,033	13,435	25,992
Depreciation and amortization	23	15	68	40
Energy and other taxes	203	366	1,060	1,131
Operating (Loss) Income	$(26,438)	$(44,554)	$109,779	$101,045
Net (Loss) Income	$(16,439)	$(28,254)	$69,191	$62,996
Financial Margin	$(4,851)	$(8,102)	$89,603	$171,156
Net Financial (Loss) Earnings	$(5,270)	$(8,628)	$47,482	$90,153
Gas Sold and Managed (Bcf)	133.1	127.0	491.5	469.1

CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$5,285	$1,867	$11,291	$4,965
Electricity sales and other	1,616	618	4,188	1,319
Sunlight Advantage	960	670	2,685	1,723
Total Operating Revenues	$7,861	$3,155	$18,164	$8,007
Depreciation and Amortization	$4,504	$2,823	$12,392	$7,969
Operating (Loss)	$(709)	$(2,203)	$(5,577)	$(7,176)
Income Tax Benefit (Provision)	$423	$(1,286)	$29,186	$18,146
Net (Loss) Income	$(2,308)	$5,029	$16,539	$17,193
Net Financial (Loss) Earnings	$(3,792)	$3,865	$18,226	$20,286
Solar Renewable Energy Certificates Generated	39,916	23,845	79,910	50,000
Solar Renewable Energy Certificates Sold	30,855	13,364	65,583	34,042
Megawatts Installed	6.2	11.3	25.0	18.1
Megawatts Under Construction	6.5	16.5	6.5	16.5

MIDSTREAM
Equity in Earnings of Affiliates	$4,266	$3,511	$12,622	$10,594
Operation and Maintenance Expense	$153	$161	$486	$675
Interest Expense	$163	$333	$623	$1,108
Net Income	$2,487	$1,896	$7,211	$5,584

HOME SERVICES AND OTHER

Operating Revenues	$14,592	$13,798	$32,190	$31,896
Operating Income (Loss)	$2,679	$4,136	$(1,129)	$689
Net Income (Loss)	$1,909	$2,485	$(42)	$708
Total Service Contract Customers at June 30	116,934	119,426	116,934	119,426

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